Exhibit 10.1 SECOND AMENDMENT TO CREDIT AGREEMENT This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of June 10, 2026, by and among: WORLD OF JEANS & TOPS, a California corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”); THE OTHER BORROWERS PARTY HERETO; TILLY’S, INC. a Delaware Corporations (the “Parent”); THE GUARANTORS PARTY HERETO (together with the Parent, individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Lenders and the Credit Parties; and THE LENDERS PARTY HERETO; in consideration of the mutual covenants herein contained and benefits to be derived herefrom. W I T N E S S E T H: WHEREAS, reference is made to that certain Credit Agreement dated as of April 27, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by, among others, the Loan Parties, the Lenders and Credit Parties party thereto from time to time, and the Agent; and WHEREAS, the Loan Parties, the Agent and the Lenders desire to amend certain provisions of the Credit Agreement as set forth herein and subject to the terms and conditions hereof. NOW, THEREFORE, the parties hereto hereby agree as follows: 1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement (as amended hereby). 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows: (a) The provisions of Section 1.01 (Defined Terms) are hereby amended by inserting the following new definitions in their applicable alphabetical orders: “ “Account Party” has the meaning specified therefor in Section 2.03(h) of this Agreement.”

2 “ “Lender Group” means each of the Lenders (including L/C Issuer and the Swing Lender) and Agent, or any one or more of them.” “ “Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.03(e) on such date.” “ “Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations resulting from drawings with respect to Letters of Credit which drawings remain unreimbursed or which have not been paid through a Committed Loan.” “ “Off-Balance Sheet Financing” means, with respect to any Loan Party or any of its Subsidiaries, any transaction, obligation, or arrangement (including any synthetic lease, operating lease that would have been classified as such under GAAP prior to ASC 842, sale-leaseback transaction, receivables facility, factoring arrangement, securitization transaction, or similar structured financing) that (a) is not or may not be required to be reflected as Indebtedness on the balance sheet of the Loan Parties and their Subsidiaries under GAAP, but (b) involves the incurrence of a reimbursement, repurchase, payment, performance, sale, commitment, or similar obligation by such Loan Party or its Subsidiary, whether contingent or otherwise. For the avoidance of doubt, “Off-Balance Sheet Financing” includes any obligations of a Loan Party or one of its Subsidiaries under any special purpose or variable interest entity that is not consolidated with such Person under GAAP.” “ “Pro Rata Share” means, as of any date of determination: (a) with respect to a Lender’s obligation to make all or a portion of the Committed Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Committed Loans, and with respect to all other computations and other matters related to the Commitments or the Committed Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders, (b) with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse L/C Issuer, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders.”

3 “ “Revolving Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Commitments, the amount of such Lender’s Commitment, and (b) after the termination of the Commitments, the aggregate outstanding principal amount of the Committed Loans of such Lender.” “ “Second Amendment Effective Date” means June 10, 2026.” “ “Structured Payables” means any accounts payable or similar obligations of any Loan Party or any of its Subsidiaries that, pursuant to any arrangement or agreement, have payment terms that are extended, modified, or financed in a manner inconsistent with the Loan Party’s ordinary-course trade terms with the applicable supplier (including pursuant to any Supply Chain Financing Arrangement), and, in each case, regardless of whether the arrangement or agreement is committed or uncommitted.” “ “Supply Chain Financing Arrangement” means any arrangement, program, or facility (including any supplier finance program, supply chain finance services, reverse factoring program, structured payable program, trade payable services, supplier accounts receivable purchases, inventory financing arrangement, or similar arrangement), in each case, pursuant to which (a) trade payables or obligations of any Loan Party or any of its Subsidiaries owing to one or more suppliers or vendors are paid or purchased (whether directly or indirectly) by a third-party finance provider prior to the stated maturity of such payables, or inventory purchases by a Loan Party or any of its Subsidiaries are financed by a third-party finance provider, and (b) the applicable Loan Party or Subsidiary agrees, undertakes, or is otherwise obligated to repay such third-party finance provider (or extend payment terms with suppliers in connection with such program). For the avoidance of doubt, (i) “Supply Chain Financing Arrangement” includes any arrangement that may cause trade payables to be recharacterized as Indebtedness under GAAP, irrespective of how such obligations are classified on the balance sheet, and (ii) “Supply Chain Financing Arrangement” does not include the financing provided under this Agreement.” “ “UCC” has the meaning specified therefor in Section 2.03(o) of this Agreement.” (b) The definitions of “Applicable Commitment Fee Percentage”, “Applicable Margin” and “Average Daily Availability” as set forth in Section 1.01 (Defined Terms) are hereby amended by replacing each reference to “Fiscal Quarter” therein with “calendar quarter”. (c) The definition of “Adjustment Date” as set forth in Section 1.01 (Defined Terms) is hereby amended by replacing the reference to “Fiscal Month” therein with “calendar month”. (d) The definition of “Cash Collateralize” as set forth in Section 1.01 (Defined Terms) is hereby deleted in its entirety and the following is substituted in its stead:

4 “ “Cash Collateralize” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.03(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of Dollar denominated Letters of Credit and 120% of foreign currency denominated Letters of Credit of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and L/C Issuer, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of Dollar denominated Letters of Credit and 120% of foreign currency denominated Letters of Credit of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).” (e) The definition of “Fee Letter” as set forth in Section 1.01 (Defined Terms) is hereby deleted in its entirety and the following is substituted in its stead: “ “Fee Letter” means the letter agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Agent and the Arranger.” (f) The definition of “Letter of Credit Fee” as set forth in Section 1.01 (Defined Terms) is hereby deleted in its entirety and the following is substituted in its stead: “ “Letter of Credit Fee” has the meaning specified in Section 2.03(v).” (g) The definition of “Maturity Date” as set forth in Section 1.01 (Defined Terms) is hereby deleted in its entirety and the following is substituted in its stead: “ “Maturity Date” means September 10, 2028.” (h) The definition of “Non-Extension Notice Date” as set forth in Section 1.01 (Defined Terms) is hereby deleted. (i) Section 2.03 (Letters of Credit) is hereby amended and restated in its entirety as follows: “2.03 Letters of Credit. (a) Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, L/C Issuer agrees to issue

5 a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers. By submitting a request to L/C Issuer for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that L/C Issuer issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by an Responsible Officer, (ii) delivered to Agent and L/C Issuer via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and L/C Issuer and reasonably in advance of the requested date of issuance, amendment, or extension, and (iii) subject to L/C Issuer’s authentication procedures with results satisfactory to L/C Issuer. Each such request shall be in form and substance reasonably satisfactory to Agent and L/C Issuer and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or L/C Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that L/C Issuer generally requests for Letters of Credit in similar circumstances. L/C Issuer’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, L/C Issuer may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract. (b) L/C Issuer shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance: (i) the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or (ii) the Letter of Credit Usage would exceed the Aggregate Commitments less the outstanding amount of Committed Loans (including Swing Line Loans), or (iii) the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Committed Loans (inclusive of Swing Line Loans) at such time. (c) In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, L/C Issuer shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 9.16, or (ii) L/C Issuer has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate L/C Issuer’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 9.16. Additionally, L/C Issuer shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain L/C Issuer from issuing such Letter of Credit, or any law applicable to L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over

6 L/C Issuer shall prohibit or request that L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of L/C Issuer applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not or may not be in Dollars. (d) Any L/C Issuer (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such L/C Issuer issues any Letter of Credit. In addition, each L/C Issuer (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such L/C Issuer during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to L/C Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars. If L/C Issuer makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Committed Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4) and, initially, shall bear interest at the rate then applicable to Committed Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Committed Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to L/C Issuer shall be automatically converted into an obligation to pay the resulting Committed Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to L/C Issuer or, to the extent that Lenders have made payments pursuant to Section 2.03(e) to reimburse L/C Issuer, then to such Lenders and L/C Issuer as their interests may appear. (e) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.03(d), each Lender agrees to fund its Pro Rata Share of any Committed Loan deemed made pursuant to Section 2.03(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Committed Loan and Agent shall promptly pay to L/C Issuer the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment or extension of a Letter of Credit) and without any further action on the part of L/C Issuer or the Lenders, L/C Issuer shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by L/C Issuer, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of L/C Issuer, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by L/C Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of L/C Issuer, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by L/C Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.03(d), or of any reimbursement payment that is required to be refunded (or that Agent or L/C Issuer elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of L/C Issuer, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.03(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the

7 failure to satisfy any condition set forth in Section 4. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of L/C Issuer) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full. (f) Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including L/C Issuer and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including L/C Issuer, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, judgments, actions, investigations, proceedings, liabilities, losses, fines, costs, penalties, interest and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 3) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of: (i) any Letter of Credit or any pre-advice of its issuance; (ii) any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit; (iii) any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit; (iv) any independent undertakings issued by the beneficiary of any Letter of Credit; (v) any unauthorized instruction or request made to L/C Issuer in connection with any Letter of Credit or requested Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, computer, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent; (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated; (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

8 (viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person; (ix) any prohibition on payment or delay in payment of any amount payable by L/C Issuer to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions; (x) any third-party approval of goods shipped in connection with a Letter of Credit; (xi) L/C Issuer’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; (xii) any foreign language translation provided to L/C Issuer in connection with any Letter of Credit; (xiii) any foreign law or usage as it relates to L/C Issuer’s issuance of a Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by L/C Issuer in connection therewith; or (xiv) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (xiv) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.03(f). If and to the extent that the obligations of Borrowers under this Section 2.03(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit. (g) The liability of L/C Issuer (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by L/C Issuer’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit. Borrowers’ aggregate remedies against L/C Issuer and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to L/C Issuer in

9 respect of the honored presentation in connection with such Letter of Credit under Section 2.03(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against L/C Issuer or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing L/C Issuer to effect a cure. (h) Borrowers are responsible for the final text of the Letter of Credit as issued by L/C Issuer, irrespective of any assistance L/C Issuer may provide such as drafting or recommending text or by L/C Issuer’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by L/C Issuer, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request L/C Issuer to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against L/C Issuer; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among L/C Issuer and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by L/C Issuer in connection therewith and shall promptly notify L/C Issuer (not later than three Business Days following Borrowers’ receipt of documents from L/C Issuer) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that L/C Issuer is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, L/C Issuer, in its sole and absolute discretion, may give notice of non-extension of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and L/C Issuer at least 30 calendar days before L/C Issuer is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit. Borrower’s acceptance or rejection of a Drawing Document presented under or in connection with any Letter of Credit (whether or not the document is genuine) or of any released goods shall preclude Borrower from raising a defense, set-off or claim with respect to L/C Issuer’s honor of such presentation. (i) Borrowers’ reimbursement and payment obligations under this Section 2.03 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including: (i) any lack of validity, enforceability or legal effect of any Letter of Credit or amendment thereto, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;

10 (ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit; (iii) any delay in giving or failing to give notice (irrespective of whether notice is required) to any Borrower; (iv) L/C Issuer or any of its branches or Affiliates being the beneficiary of any Letter of Credit; (v) L/C Issuer or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit; (vi) the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, L/C Issuer or any other Person; (vii) L/C Issuer or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at L/C Issuer’s counters or are different from the electronic presentation; (viii) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.03(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against L/C Issuer, the beneficiary or any other Person; or (ix) the fact that any Default or Event of Default shall have occurred and be continuing; provided, that subject to Section 2.03(g) above, the foregoing shall not release L/C Issuer from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against L/C Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to L/C Issuer arising under, or in connection with, this Section 2.03 or any Letter of Credit. (j) Without limiting any other provision of this Agreement, L/C Issuer and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and L/C Issuer’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse L/C Issuer for each drawing under each Letter of Credit shall not be impaired by:

11 (i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary; (ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document, or (B) under a new name of the beneficiary; (iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit; (iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than L/C Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit); (v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that L/C Issuer in good faith believes to have been given by a Person authorized to give such instruction or request; (vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice (irrespective of whether notice is required) to any Borrower; (vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates; (viii) assertion or waiver of any provision of the ISP, UCP or eUCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place; (ix) payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it; (x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where L/C Issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be; (xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored

12 by L/C Issuer if subsequently L/C Issuer or any court or other finder of fact determines such presentation should have been honored; (xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; (xiii) honor of a presentation made at any location or counter of L/C Issuer counter notwithstanding any stated restrictions on presentation locations in the Letter of Credit; (xiv) delivery of the Letter of Credit to the beneficiary using the L/C Issuer’s branch network notwithstanding any advising bank preference by applicant; or (xv) honor of a presentation that is subsequently determined by L/C Issuer to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons. (k) Borrowers shall pay immediately upon demand to Agent for the account of L/C Issuer as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.02(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.03(k)): (i) a fronting fee which shall be imposed by L/C Issuer equal to .125% per annum times the average amount of the Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, L/C Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, whether at the time of issuance of any Letter of Credit, upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations), or otherwise. (l) If by reason of (x) any Change in Law, or (y) compliance by L/C Issuer or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the FRB as from time to time in effect (and any successor thereto): (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or (ii) there shall be imposed on L/C Issuer or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to L/C Issuer or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand

13 therefor, such amounts as Agent may specify to be necessary to compensate L/C Issuer or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.03(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.03(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. (m) Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Borrowers shall Cash Collateralize such Letter of Credit on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date. (n) If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure) demanding Borrowers Cash Collateralize such Letter of Credit Exposure pursuant to this Section 2.03(n) upon such demand, Borrowers shall Cash Collateralize such Letter of Credit Exposure with respect to the then existing Letter of Credit Usage. If Borrowers fail to Cash Collateralize such Letter of Credit Exposure as required by this Section 2.03(n), the Lenders may (and, upon direction of Agent, shall) advance, as Committed Loans the amount of the cash collateral required to Cash Collateralize such Letter of Credit Exposure so that the then existing Letter of Credit Usage is cash collateralized in accordance with the provision requiring Borrower to Cash Collateralize the Letters of Credit (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 4 are satisfied). (o) Unless otherwise expressly agreed by L/C Issuer and Borrowers when a Letter of Credit is issued, (i) the substantive laws of the jurisdiction specified in the applicable Letter of Credit shall govern such Letter of Credit, or if no governing law is so specified, then the substantive laws of the jurisdiction of the office of the L/C Issuer that issued the applicable Letter of Credit shall govern, including in either case, the Uniform Commercial Code (the “UCC”) as in effect from time to time in such jurisdiction but excluding any choice of law rules that would apply the law of a different jurisdiction, (ii) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP or eUCP shall apply to each commercial Letter of Credit. (p) The ISP, the UCP and eUCP shall serve, in the absence of proof to the contrary, as evidence of Standard Letter of Credit Practice with respect to matters covered therein.

14 L/C Issuer shall be deemed to have acted with due diligence and reasonable care if L/C Issuer’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. (q) In the event of a direct conflict between (i) the provisions of this Section 2.03 and any provision contained in any Issuer Document or Standard Letter of Credit Practice, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other, but in the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.03 shall control and govern, (ii) the ISP and the UCC or other Standard of Letter of Credit Practice, the ISP shall control and govern, (iii) the UCP or eUCP, as applicable, and the UCC or other Standard Letter of Credit Practice if the Letter of Credit is governed by the UCP or eUCP, as applicable, the UCP and the eUCP shall control and govern, and (iv) the eUCP and the UCP if the Letter of Credit is governed by the eUCP, the eUCP shall control and govern. (r) The provisions of this Section 2.03 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding. (s) At Borrowers’ costs and expense, Borrowers shall execute and deliver to L/C Issuer such additional certificates, instruments, documents or agreements and take such additional action as may be reasonably requested by L/C Issuer to enable L/C Issuer to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce L/C Issuers’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints L/C Issuer as its attorney-in-fact and authorizes L/C Issuer, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest. (t) With respect to each application for a Letter of Credit to cover the shipment or sale of goods, Borrower has obtained or will obtain, prior to submission of such application to L/C Issuer, all import, export or shipping licenses and other governmental approvals required in connection with the transaction(s) contemplated thereby or the issuance by L/C Issuer of any Letter of Credit. (u) L/C Issuer, at its option, shall be subrogated to applicant’s rights against any Person who may be liable to any applicant on any transaction or obligation underlying any Letter of Credit, to the rights of any holder in due course or Person with similar status against applicant, and to the rights of any beneficiary or any successor or assignee of any beneficiary. (v) The Borrowers shall pay to the Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily Stated Amount under each

15 such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each month commencing with the first such date to occur after the issuance of such Letter of Credit, and after the Letter of Credit Expiration Date, on demand, and (ii) computed on a monthly basis in arrears. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.08(b) hereof.” (j) Section 2.09 (Fees) is amended by deleting the reference to “subsections (l) and (m)” of Section 2.03 in the first sentence thereof and inserting “subsections (k) and (v)” in its place. (k) By inserting the following new Section 5.30 (Other Financing Arrangements) immediately following Section 5.29 (Swap Contracts): “5.30 Other Financing Arrangements. No Loan Party nor any of its Subsidiaries is party to or otherwise obligated under any Supply Chain Financing Arrangement, Off-Balance Sheet Financing, or Structured Payables except for those (if any) expressly disclosed on Schedule 5.30 (or, if entered into after the Second Amendment Effective Date, as are disclosed to Agent in writing in accordance with the terms of this Agreement).” (l) Section 6.03 (Notices) is amended by deleting the “and” at the end of clause (k) and the “.” at the end of clause (l) and inserting the following at the end of clause (l) thereto: “; and (m) of any obligation of any Loan Party or any Subsidiary under any Supply Chain Financing Arrangement, which written notice shall include, to the extent applicable, the amount of any such obligation, reasonable detail regarding any pledged collateral under any such Supply Chain Financing Arrangement, and any other relevant details regarding such Supply Chain Financing Arrangement as the Agent may reasonably request.” (m) By inserting the following new Section 7.16 (Other Financing Arrangements) immediately following Section 7.15 (Financial Covenant): “7.16 Other Financing Arrangements. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, enter, maintain, amend, or otherwise become obligated under any Supply Chain Financing Arrangement, Off-Balance Sheet Financing (other than operating leases entered into in the ordinary course of business or guaranties that constitute Permitted Indebtedness), or Structured Payables, except for those (if any) expressly disclosed to Agent in accordance with the terms of this Agreement; provided, that each such disclosed Supply Chain

16 Financing Arrangement, Off-Balance Sheet Financing, or Structured Payables may be amended, renewed, extended, refinanced, or replaced on terms not materially less favorable to the Loan Parties and their Subsidiaries or to the Lenders, taken as a whole, so long as no such arrangement shall, without prior written notice to Agent, (a) increase the aggregate facility size or aggregate program size commitment or maximum payable amount thereunder, (b) materially increase costs of the Loan Party or its Subsidiaries thereunder, (c) increase the magnitude of the Loan Party’s or any Subsidiary’s assets or liabilities that are the subject of such arrangement, (d) accelerate or otherwise change the obligations of any Loan Party or any of its Subsidiaries in a manner that could reasonably be expected to be materially adverse to the Lenders, or (e) cause any accounts payable to constitute Indebtedness under GAAP.” (n) By inserting the new Schedule 5.30 (Other Financing Arrangements) annexed hereto as Annex A attached to this Amendment in the applicable numerical location. 3. Ratification of Loan Documents; Waiver of Claims. (a) Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as may be amended hereby, other than representations and warranties that relate solely to an earlier date, which are true and correct in all material respects as of such earlier date and prior to any such amendments, provided that any representations and warranties which are qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct in all respects as of such respective dates. The Loan Parties hereby acknowledge, confirm and agree that the Security Documents (as reaffirmed pursuant to this Amendment) and any and all Collateral previously pledged to the Agent, for the benefit of the Lenders, pursuant thereto (to the extent not released prior to the date hereof), shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time. (b) Each of the Loan Parties hereby acknowledges and agrees that there is no basis or set of facts on the basis of which any amount (or any portion thereof) owed by the Loan Parties under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

17 (c) Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agent or any Lender, or any of their respective affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agent or any Lender, or their respective affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES the Agent and each Lender and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor. 4. Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Agent (the date on which this Amendment is so effective being referred to as the “Second Amendment Effective Date”): (a) On or before the date hereof, the Loan Parties and all Lenders shall have delivered to the Agent fully-executed counterparts of this Amendment; (b) On or before the date hereof, the Borrowers shall have delivered to the Agent the fully-executed amended and restated Fee Letter in form and substance satisfactory to the Agent; (c) The Agent shall have received Organization Documents and such other documents and certificates as the Agent or its counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated by the Loan Documents, incumbency certificates evidencing the identity, authority and capacity of each of certain Responsible Officers thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Second Amendment Effective Date and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agent and its counsel; (d) As amended pursuant to this Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the Second Amendment Effective Date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects as of such earlier date, provided that any representations and warranties which are qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such respective dates;

18 (e) The Agent shall have received, at least three (3) Business Days prior to the Second Amendment Effective Date, all documentation and other information that is required by regulatory authorities and/or the Agent’s due diligence investigation under applicable “know your customer” laws, Anti-Corruption Laws, and Anti- Money Laundering Laws, including the Patriot Act, to the extent such documentation and other information has been requested in writing by the Agent at least ten (10) Business Days prior to the Second Amendment Effective Date, and the results of such investigation shall be reasonably satisfactory to the Agent; (f) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall be continuing; and (g) The Agent shall be reasonably satisfied that all Credit Party Expenses (including the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents shall be paid in full on or prior to the Second Amendment Effective Date. 5. Representations and Warranties. (a) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (x) contravene the terms of any of such Person’s Organization Documents, (y) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under (i) any Material Contract or Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any material arbitral award to which such Person or its property is subject; or (z) violate any applicable Law in any material respect; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (y)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect. (b) The financial statements delivered to the Agent for the period ending May 2, 2026 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, subject, in the case of clauses (i), (ii) and (iii), to the absence of footnotes and to normal year-end audit adjustments.

19 (c) This Amendment has been duly executed and delivered by each Loan Party that is party thereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, by general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing. (d) No Material Adverse Effect has occurred since May 2, 2026. (e) No consents, licenses or approvals are required in connection with the execution, delivery, or performance by, or enforcement against, any Loan Party, of this Amendment, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Agent, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. (f) No Default or Event of Default has occurred and is continuing. 6. Miscellaneous. (a) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of any such counterpart may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment. (b) This Amendment, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

20 (c) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.. (d) This Amendment was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. (e) THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. [SIGNATURE PAGES FOLLOW]

Signature Page to Second Amendment to Credit Agreement IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed as of the date first above written. WORLD OF JEANS & TOPS, as Lead Borrower and as a Borrower By: /s/ Michael Henry Name: Michael Henry Title: Executive Vice President, Chief Financial Officer TILLY’S, INC., as a Guarantor By: /s/ Michael Henry Name: Michael Henry Title: Executive Vice President, Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, Lender, L/C Issuer, and Swing Line Lender By: /s/ Katelyn Murray Name: Katelyn Murray Title: Duly Authorized Signatory

Annex A Schedule 5.30 Other Financial Arrangements None.